 Exhibit 99.1
 Corporate Headquarters
100 Motor Parkway, Suite 160
Hauppauge, NY 11788-5138
Direct Dial: 631-360-9304
Direct Fax: 631-360-9380

PRESS RELEASE

Release Date: November 5, 2007

Contact: Ms. Judith Barber
Corporate Secretary

SMITHTOWN BANCORP RINGS
“CLOSING BELL” AT NASDAQ

Brad Rock and Bank of Smithtown employees are pictured performing the “closing bell” ceremony at the NASDAQ Stock Market this past Thursday. Rock is Chairman of Smithtown Bancorp and the American Bankers Association. At various times over the past few years, Smithtown Bancorp (traded under the symbol “SMTB”) has been named one of the best stocks traded on NASDAQ.